UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM
8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): July 1, 2026

Consolidated Edison, Inc
.
(Exact name of registrant as specified in its charter)

New York	1-14514	13-3965100
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
4 Irving Place, New York, New York		10003
(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code: (212)
460-4600

Consolidated Edison Company of New York, Inc.
(Exact name of registrant as specified in its charter)

New York	1-1217	13-5009340
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

4 Irving Place, New York,New York		10003
(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code: (212)
460-4600

Check the appropriate box below if the Form
8-K
filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities Registered Pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Consolidated Edison, Inc.,	ED	New York Stock Exchange
Common Shares ($.10 par value)
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule
12b-2
of the Securities Exchange Act of 1934
(§240.12b-2
of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

INFORMATION TO BE INCLUDED IN THE REPORT

Item 5.02	Departure of Directors or Principal Officers; Election of Directors;
Appointment of Principal Officers
On July 1, 2026, the Board of Directors of Consolidated Edison, Inc. (“Con Edison”) and the Board of Trustees of Consolidated Edison Company of New York, Inc. (collectively, the “Boards”) each elected Tali Farhadian Weinstein as a member of the Boards, effective July 1, 2026. Ms. Farhadian was appointed to the Safety, Environment, Operations and Sustainability Committee and the Corporate Governance and Nominating Committee of the Boards, effective July 1, 2026. Ms. Farhadian will participate in the compensation arrangements described under “Director Compensation” in Con Edison’s proxy statement for its 2026 annual meeting of stockholders (filed with the Securities and Exchange Commission on April 8, 2026). Ms. Farhadian serves as a Trustee of the New York Public Library since 2018 and was appointed as the Chief Executive Officer of the Museum of Jewish Heritage—A Living Memorial to the Holocaust, effective September 2026.

Item 9.01	Financial Statements and Exhibits
(d) Exhibits.

Exhibit 99	Press Release, dated July 2, 2026

Exhibit 104	Cover Page Interactive Data File – The cover page iXBRL tags are embedded within the Inline XBRL document.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, each registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CONSOLIDATED EDISON, INC.
CONSOLIDATED EDISON COMPANY OF NEW YORK, INC.

By	/s/ Joseph Miller
Joseph Miller
Vice President, Controller and Chief Accounting Officer
Date: July 2, 2026